UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

The Jones Group Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-10746	06-0935166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1411 Broadway
New York, New York
(Address of principal executive offices)

10018
(Zip Code)

(212) 642-3860
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously announced, on December 19, 2013, The Jones Group Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Jasper Parent LLC (“Parent”) and Jasper Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Parent, providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”).  Parent and Merger Sub are beneficially owned by affiliates of Sycamore Partners, L.P. and Sycamore Partners A, L.P. (collectively, the “Sponsor”).

Substantially concurrent with the closing of the Merger, Parent intends to transfer ownership of certain of the Company’s business lines to separate controlled affiliates of the Sponsor.  Following completion of such transfers, the Surviving Corporation’s business (the “RemainCo Business”) will be comprised of the Nine West Business and the Jeanswear Business (each as defined in the Merger Agreement, which the Company previously filed as Exhibit 2.1 to the Current Report on Form 8-K on December 23, 2013), together with certain corporate level assets and obligations to be retained by the Surviving Corporation.  The Nine West Business and the Jeanswear Business are referred to herein as “Nine West Co.” and “Jeanswear Co.”, respectively.

On February 12, 2014, the commitment letter relating to the debt financing for the RemainCo Business was amended to, among other things, increase the senior secured term loan B from $400 million to $470 million and to decrease from $525 million to $455 million the senior unsecured bridge facility available to fund the repurchase of any of the Company’s existing senior unsecured notes due 2019 in connection with a change of control offer therefor.  See “Pro Forma Capitalization” below for more detail on the RemainCo Business’ capitalization as adjusted for the transactions.

In connection with the arrangement of the debt financing for the RemainCo Business, the Sponsor and the Company’s management prepared certain preliminary financial and other information related to the RemainCo Business, which will be disclosed to prospective lenders on the date hereof and which has been reproduced below. Such preliminary financial and other information does not represent a comprehensive statement of the financial results for the RemainCo Business or for the Company.  Such preliminary financial and other information has been derived from the Company’s internal books and records, and the Company’s independent auditors have not completed their audit of such preliminary financial information and, as a result, such information is preliminary and subject to change (and such changes could be material). The estimates are subject to risks and uncertainties, many of which are not within the Company’s control.  In addition, such results do not purport to indicate the RemainCo Business’ results of operations for any future period beyond the year ended December 31, 2013.  The Company does not expect to disclose publicly whether or not this preliminary financial information has changed, or to update such results.  Such preliminary financial information may vary from, and may not be directly comparable to, the historical financial information of the RemainCo Business or the Company on a consolidated basis and any such differences may be material.  Accordingly, investors and shareholders should not place undue reliance on such financial information.

This Current Report on Form 8-K contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (the "SEC" ). For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. To supplement the RemainCo Business’ preliminary financial information presented in accordance with GAAP, the Sponsor and the Company’s management disclosed to prospective lenders on the date hereof non-GAAP information regarding the effect on Net Revenues, Operating Income, Gross Profit, Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), EBITDA Before Rent Expense (“EBITDAR”), Rent Expense and Capital Expenditures related to, among other things:

•	the impairments recorded as a result of the annual review of indefinite-lived intangible assets and goodwill;

•	severance, fixed asset impairment and other charges and credits related to the closure of underperforming retail locations;

•	the amortization of certain acquired intangible assets from the acquisition of Atwood Italia S.r.l.;

•	investment consulting fees, legal fees, accounting fees and other items related to the acquisitions and other business development activities;

•	severance and restricted stock amortization related to executive management changes; and

•	present value accruals and adjustments for liabilities related to leases on properties currently not in use.

These non-GAAP measures were provided by the Sponsor and the Company’s management to enhance the user’s overall understanding of the RemainCo Business’ preliminary financial results. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. The non-GAAP measures of Adjusted Net Revenue, Adjusted Gross Profit, Adjusted Operating Income, EBITDA, Adjusted EBITDA, Adjusted EBITDAR, Adjusted Rent Expense and Adjusted Capital Expeditures included herein have been reconciled to the equivalent GAAP measure.

Pro Forma Capitalization

The following table summarizes the RemainCo Business’ capitalization as adjusted for the carveout transactions and proposed financing:(1)

$MM	PF 2013 (Preliminary and Unaudited)

Debt:(2)
Guaranteed ABL Revolver ($250MM Capacity) (3)	55
Guaranteed Senior Secured Term Loan B	470
Guaranteed Total Debt (4)	525
Rolled Unsecured Fixed Rate Guaranteed Loan Notes (5) (6)	10
Rolled 2019 Notes	400
Rolled 2034 Notes	250
Total Debt	1,185

Pro Forma Financials
Adjusted Net Revenues	2,223
Pro Forma Adjusted EBITDA	236
Pro Forma Adjusted EBITDAR	276
Adjusted Capital Expenditures	22
Adjusted Rent Expense	40
Capitalized at 8.0x	318
Pro Forma Credit Ratios
Secured Debt / Pro Forma Adj. EBITDA	2.2	x
Guaranteed Debt / Pro Forma Adj. EBITDA	2.2	x
Guaranteed Rent-Adj. Debt / Pro Forma Adj. EBITDAR	3.1	x
Total Debt / Pro Forma Adj. EBITDA	5.0	x
Total Rent-Adj. Debt / Pro Forma Adj. EBITDAR	5.4	x
Pro Forma Adj. EBITDA / Cash Interest Expense	3.6	x
Pro Forma Adj. EBITDA— Adj. CapEx / Cash Interest Expense	3.2	x

1)
This presentation contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.  Adjusted Net Revenues, Adjusted Gross Profit, Adjusted Operating Income, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDAR, Adjusted Capital Expenditures, and Adjusted Rent Expense, and any ratios derived therefrom, are non-GAAP financial measures that exclude certain items such as asset impairments and restructuring activities in order to estimate the RemainCo Business’ financial results and financial position on a going forward basis.  These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for GAAP results.

2)
Transaction structure assumes the existing 2019 Notes are not put to the Company in connection with the required change of control offer. If less than $25 million of the 2019 Notes are put, the Company will increase its draw on the ABL Revolver. If more than $25 million of the 2019 Notes are put, the Company plans to use the Senior Unsecured Bridge Facility (or issue senior notes) with a minimum size of $250 million by reducing the draw on the ABL Revolver to zero and then reducing the Term Loan accordingly. If all of the 2019 Notes were to put, the expected capitalization would include a $470 million Term Loan and $455 million Senior Unsecured Bridge Facility (or senior notes) with no draw on the ABL Revolver and $260 million of Rollover Debt.

3)	ABL Revolver may also be drawn for seasonal working capital needs unrelated to funding the transaction.
4)	Guaranteed debt includes newly-issued debt supported by upstream guaranties and where appropriate for rent-adjusted leverage metrics, Adjusted Rent Expense capitalized at 8x.
5)	£6.2MM of TJG 2016 Unsecured Fixed Rate Guaranteed Loan Notes converted at USD/GBP exchange rate of 1.64 as of February 7, 2014.
6)	TJG 2016 Unsecured Fixed Rate Guaranteed Loan Notes to be supported by a letter of credit issued under the new ABL, and are not included in the Guaranteed Debt calculation.

RemainCo Business Summary Financial Highlights(1)

Preliminary Income Statement and Cash Flow Items
$MM
	(Preliminary and Unaudited)
	2011	2012	2013

Selected Income Statement Items
Adjusted Net Revenues	2,180	2,186	2,223
Adjusted Gross Profit	665	665	675
% Margin	30.5%	30.4%	30.4%
Adjusted EBITDA	161	174	198
% Margin	7.4%	8.0%	8.9%
Pro Forma Adjusted EBITDA			236
% Margin			10.6%
Cash Flow Summary
Adjusted EBITDA	161	174	198
Adjusted Capital Expenditures	(18)	(27)	(22)
Free Cash Flow (Adj. EBITDA – Adj. CapEx)	143	147	176
Free Cash Flow Conversion	89%	85%	89%

1)
This presentation contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. Adjusted Net Revenues, Adjusted Gross Profit, Adjusted Operating Income, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDAR, Adjusted Capital Expenditures, and Adjusted Rent Expense, and any ratios derived therefrom, are non-GAAP financial measures that exclude certain items such as asset impairments and restructuring activities in order to estimate the RemainCo Business’ financial results and financial position on a going forward basis. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for GAAP results.

Selected Preliminary Historical Income Statement Data
$MM (Preliminary and Unaudited)
Year Ended December 31,	2011	2012	2013
Net Sales	2,137	2,147	2,190
Licensing Income	53	49	48
Other Revenues	1	1	1
Total Revenues	2,191	2,197	2,239
Cost of Goods Sold	1,519	1,524	1,553
Gross Profit	672	673	686
Selling, General and Administrative Expenses	596	574	565
Goodwill Impairment	-	-	3
Trademark Impairments	32	18	7
Operating Income	44	81	111

Notes
1)
The preliminary financial information with respect to the RemainCo Business on a standalone basis after giving effect to the transactions has been prepared by, and is the responsibility of, the Sponsor and the Company’s management and does not represent a comprehensive statement of the financial results for the RemainCo Business or the Company. Such preliminary financial information has been derived from the Company’s internal books and records and the Company’s independent auditors have not completed their audit of such preliminary financial information and, as a result, such information is preliminary and subject to change (and such changes could be material). The estimates are subject to risks and uncertainties, many of which are not within the Company’s control. In addition, such results do not purport to indicate the RemainCo Business’ results of operations for any future period beyond the year ended December 31, 2013. The Company does not expect to disclose publicly whether or not this preliminary financial information has changed, or to update such results.  The carveout financial information varies from, and is not directly comparable to the historical financial information of the Company on a consolidated basis and any such differences may be material. No representations or warranties are made with respect to the accuracy or completeness of the preliminary financial information. Accordingly, you should not place undue reliance on such financial information.

2013 Compared with 2012

Revenues.  Total revenues for 2013 were $2.24 billion, compared with $2.20 billion for 2012, an increase of 1.9%.  Revenues by segment were as follows:

(In millions)	2013	2012	Increase (Decrease)	Percent Change

Wholesale jeanswear	$827.8	747.2	80.6	10.8%
Wholesale footwear and accessories	1,003.5	1,023.2	(19.7)	(1.9)
Retail	359.0	377.8	(18.8)	(5.0)
Licensing	48.2	48.4	(0.2)	(0.4)
Total revenues	$2,238.5	$2,196.6	$41.9	1.9%

Wholesale jeanswear revenues increased $80.6 million, primarily due to increased shipments of our Gloria Vanderbilt, l.e.i., Nine West Jeans, Jessica Simpson, Bandolino and private label product lines resulting from positive product performance of both replenishment and fashion product at the retail level across our key customers.  This was slightly offset by decreased shipments of our Energie product line due to poor retail performance.

Wholesale footwear and accessories revenues decreased $19.7 million.  Footwear revenues decreased $31.7 million, primarily due to decreased shipments of the following footwear lines: Enzo Angiolini, B Brian Atwood and Circa Joan & David resulting from poor product performance; Boutique 9, Joan & David, Jones New York, Rachel Rachel Roy and Gloria Vanderbilt resulting from our decision to exit the footwear category of these brands; Bandolino due to the exit of a program with a customer in the value channel; Mootsies Tootsies due to the decision of a retail customer to exit the brand in 2012, and Sam & Libby due to the sale of the trademark in August 2012.  Our Nine West international business decreased primarily from decreased shipments to our licensees in Asia, Canada, United Arab Emirates, Central and South America and South Africa and the exit of our licensee in Russia and Poland.  These decreases were partially offset by increased value channel sales of our Nine West and Anne Klein footwear lines, an increase in sales to internet retailers of our Nine West footwear line, increased sales of our Easy Spirit and Nine & Co footwear lines due to strong performance at retail, shipments of our Cloud 9 footwear lines, which launched in Fall 2012, increased shipments of product for our private label businesses, the wholesale launch of Kurt Geiger footwear in the United States in Fall 2013, and a full year of sales of the acquired Brian Atwood product line.  Accessories revenues increased $12.0 million, primarily due to strong product performance of our Anne Klein and Nine West handbag lines, the launch of our B Brian Atwood handbags and our Nine West, Napier, Givenchy and Anne Klein jewelry lines resulting from positive product performance at the retail level.  These increases were partially offset by a decrease in shipments of Nine & Co and Rachel Rachel Roy handbags resulting from our decision to exit this category for those brands.

Retail revenues decreased $18.8 million, primarily due to a net $19.7 million reduction related to our program to close underperforming locations and a 0.9% decrease in comparable store sales ($3.0 million), partially offset by $3.9 million in sales for new retail stores opened under the Kurt Geiger and Brian Atwood brands.  We began the current period with 373 retail locations and had a net decrease of 69 locations to end the year with 304 locations.  Our comparable e-commerce business sales increased 14.6% ($7.1 million) while our comparable footwear store sales decreased 3.5% ($10.1 million).  Comparable stores are locations (including e-commerce sites) that have been open for a full year, are not scheduled to close in the current period and are not scheduled for a footprint expansion or downsize by more than 25% or relocation to a different street or mall.

Licensing revenues decreased $0.2 million, primarily due to decreased licensing revenue from termination of our licenses with licensees in Poland and Russia and the repurchase of a footwear license from one our licensees in the fourth quarter of 2013.

Gross Profit.  The gross profit margins were 30.7% and 30.6% in 2013 and 2012, respectively.

Wholesale jeanswear gross profit margins were 24.4% and 24.0% for 2013 and 2012, respectively.  The increase was primarily due to the mix of products sold as well as improved margins for certain brands due to lower production costs and/or increased wholesale prices for certain brands.

Wholesale footwear and accessories gross profit margins were 26.5% and 26.0% for 2013 and 2012, respectively. The increase was primarily due to lower sourcing and agent costs resulting from the mix of licensees in our Nine West international business and the mix of products sold.

Retail gross profit margins were 47.2% and 47.4% for 2013 and 2012, respectively.  The decrease was primarily due to the mix of products sold.

Selling, General and Administrative Expenses.  SG&A expenses were $564.5 million and $574.1 million in 2013 and 2012, respectively.

Wholesale jeanswear SG&A expenses decreased $0.8 million, primarily due to a $4.0 million decrease in marketing and advertising expenses, a $1.1 million decrease in outside services due to lower fabric testing costs and a $0.4 million decrease in administrative expenses.  These decreases were partially offset by a $2.5 million increase in compensation expense due to higher headcount to support revenue growth, a $0.8 million increase in royalties associated with the growth of the Jessica Simpson brand, a $0.7 million increase in distribution expenses driven by increased sales volume, and a $0.5 million increase in restricted stock amortization and $0.2 million of other net cost increases.

Wholesale footwear and accessories SG&A expenses decreased $25.2 million, primarily due to a net $16.6 million decrease in losses recorded related to future costs of leases on buildings we do not currently use, a $7.0 million reduction in compensation expenses (due to headcount reductions, the transfer of certain positions to our retail and licensing and other segments, as well as reduced pension expense), a $4.0 million net decrease in occupancy and depreciation expenses, a $2.1 million decrease in severance expense, a $1.8 million net decrease in advertising and marketing, a $1.2 million decrease in samples and $2.0 million of other net cost decreases.  These decreases were partially offset by a $6.2 million decrease in support costs charged to other business units, a $2.6 million increase in administrative expenses and $0.7 million of expenses added as a result of the operating the Brian Atwood business for a full year.

Retail SG&A expenses increased $1.3 million, primarily due to a $6.0 million increase in operating costs for new retail stores opened under the Kurt Geiger and Brian Atwood brands, a $5.7 million increase in store-related asset impairment charges compared with the prior period, a $2.8 million increase in lease termination fees, $1.8 million due to the settlement of a legal matter, and $0.4 million in other net increases.  These increases were partially offset by a net $10.2 million decrease in employee compensation and occupancy costs, a $4.0 million decrease in support costs from other business units and a $1.2 million loss on disposal of fixed assets in the prior year related to store closings.

SG&A expenses for the licensing and other segment increased $15.1 million, primarily due to a $4.8 million effect of unfavorable exchange rate differences between the U.S. Dollar and the British Pound and Canadian Dollar (primarily related to intercompany balances), a $4.5 million increase in corporate allocations from Jones, a $3.1 million gain on sale of a trademark in the prior year, $2.1 million increase in administrative expenses, $0.3 million decrease in advertising contribution payments from our licensees in 2013  and $0.3 million in other net increases.

Trademark and Goodwill Impairment Losses. As a result of our annual trademark impairment analyses, we recorded trademark impairment charges of $7.2 million and $17.9 million in 2013 and 2012, respectively, as a result of decreases in projected revenues for certain brands.  As a result of our annual goodwill impairment analysis, we recorded goodwill impairment charges of $3.2 million in 2013.  For more information, see “Goodwill and Other Intangible Assets” in Notes to Consolidated Financial Statements.

Operating Income.  The resulting operating income for 2013 was $111.3 million, compared with $81.1 million for 2012, due to the factors described above.

2012 Compared with 2011

Revenues.  Total revenues for 2012 were $2.20 billion, compared with $2.19 billion for 2011, an increase of 0.3%.  Revenues by segment were as follows:

(In millions)	2012	2011	Increase (Decrease)	Percent Change

Wholesale jeanswear	$747.2	776.9	(29.7)	(3.8%)
Wholesale footwear and accessories	1,023.2	939.4	83.8	8.9
Retail	377.8	421.3	(43.5)	(10.3)
Licensing	48.4	53.3	(4.9)	(9.2)
Total revenues	$2,196.6	$2,190.9	$5.7	0.3%

Wholesale jeanswear revenues decreased $29.7 million, primarily due to reduced shipments of our l.e.i. product line in the first half of 2012 (resulting from a challenging retail environment), our Gloria Vanderbilt and Erika product lines (resulting from the change in Penney’s retail strategy), our Grane product line (resulting from poor product performance at the retail level), our Bandolino product line (resulting from a change in retail strategy at Macy’s, Inc.) and our Energie product line (resulting from a continued challenging retail climate in the moderate junior zone and product assortment issues). These decreases were partially offset by increased shipments of our Nine West denim product line (resulting from additional club and special markets business) and our Jessica Simpson product line (resulting from positive product performance at the retail level and new product extensions).

Wholesale footwear and accessories revenues increased $83.8 million, primarily due to increased shipments of our Nine West and AK Anne Klein handbag and jewelry product lines (resulting from positive performance at the retail level and increase in our jewelry market share as a result of a competitor’s exit), the launch of our B Brian Atwood and Rachel Roy footwear product lines in fall 2011 and 2012, respectively, a $3.7 million increase in revenues from the acquired Brian Atwood business and increased shipments of our Easy Spirit, Nine West, Bandolino, Enzo Angiolini, Anne Klein and private label footwear product lines (all resulting from positive performance at the retail level).  Sales in our Nine West international business increased $11.3 million, primarily due to increased sales in the Middle East, Turkey, and Canada.  These increases were partially offset by reduced shipments of our Mootsies Tootsies and Boutique 9 footwear product lines (resulting from poor performance at the retail level) and by the conversion of our children’s footwear wholesale business to a licensed business, where we now receive royalties.

Retail revenues decreased $43.5 million.  Revenue decreases were the result of a net $33.3 million reduction in revenues primarily related to operating fewer stores in 2012 and a 2.8% decrease in comparable store sales ($10.2 million).  We began 2012 with 438 retail locations and had a net decrease of 65 locations to end the period with 373 locations.  Our comparable e-commerce business sales decreased 9.7% ($5.2 million) and our comparable footwear store sales decreased 1.6% ($5.0 million).

Licensing and other revenues decreased $4.9 million due to decreased sales volume of our licensees in certain segments of our licensed business and the effect of the discontinuance of the Anne Klein New York label on our international licensees.

Gross Profit.  The gross profit margins were 30.6% for both 2012 and 2011.

Wholesale jeanswear gross profit margins were 24.0% and 22.7% for 2012 and 2011, respectively.  The increase was primarily due to the mix of products sold and improved inventory control.

Wholesale footwear and accessories gross profit margins were 26.0% and 25.7% for 2012 and 2011, respectively.  The increase was primarily due to a higher amount of full-price sales in our jewelry business and the mix of products sold resulting from the Brian Atwood acquisition, partially offset by higher levels of markdown assistance in our jewelry product lines.

Retail gross profit margins were 47.4% and 47.6% for 2012 and 2011, respectively.  The decrease was primarily due to the higher levels of promotional activity, partially offset by the mix of products sold resulting from the launch of the Kurt Geiger and Brian Atwood retail stores and lower freight costs.

Selling, General and Administrative Expenses.  SG&A expenses were $574.1 million and $595.6 million in 2012 and 2011, respectively.

Wholesale jeanswear SG&A expenses increased $0.9 million, primarily due to a $5.2 million increase in advertising and marketing expenses and a $2.4 million increase in samples expense and $0.4 million in other net increases.  These increases were partially offset by a $4.6 million decrease in distribution expenses resulting from a decrease in the number of units sold, a $1.7 million reduction in compensation expense resulting from a reduced headcount and a $0.8 million decrease in administrative expenses.

Wholesale footwear and accessories SG&A expenses increased $9.5 million, primarily due to a $5.7 million increase in lease liabilities on buildings we do not occupy, $4.6 million in operating costs added as a result of the acquisition of Brian Atwood (including $1.1 million in amortization of acquired intangible assets), a $3.0 million increase in marketing and advertising expenses, a $1.9 million increase in administrative expenses, a $1.7 million loss on the disposal of a fixed asset, a $0.5 million net decrease in costs provided to other business units and $0.6 million of other net cost increases.  These increases were partially offset by a $5.7 million decrease in compensation and benefit expenses (resulting from both a reduced headcount and a reduction in pension-related expenses), a $2.0 million decrease in depreciation expense resulting from assets becoming fully depreciated and a $0.8 million decrease in employee severance expense.

Retail SG&A expenses decreased $15.6 million, primarily due to an $9.3 million reduction in occupancy and depreciation expenses and a $7.5 million reduction in salaries and benefits (both primarily due to operating fewer stores in 2012), a $8.0 million decrease in store-related impairment losses compared with the prior period, a $4.3 million decrease in costs for services provided by other supporting business units, a $1.5 million reduction in credit and debit card fees (resulting from lower sales and a reduction in rates charged by our banks), a $0.5 million reduction in advertising expenses.  These decreases were partially offset by an increase in our outside services of $6.1 million, $4.3 million in operating costs related to the opening of the new Kurt Geiger and Brian Atwood retail locations, a $2.5 million lease liability adjustment in the prior period and a $1.9 million write-off of settled merchandise credits in the prior period and $0.7 million of other net increases.

SG&A expenses for the licensing and other segment decreased $16.3 million, primarily due to a $10.8 million change in foreign currency gains and losses between the U.S. Dollar and the British Pound and Canadian Dollar, primarily for intercompany balances, a $4.5 million decrease in corporate allocations from Jones, a $3.1 million gain on sale of a trademark and $0.9 million in other net decreases.  These decreases are partially offset by a $2.6 million reduction in advertising contribution payments from our licensees in 2012 and $0.4 million related to a licensee who has filed for bankruptcy.

Trademark and Goodwill Impairment Losses. As a result of our annual trademark impairment analyses, we recorded trademark impairment charges of $17.9 million and $31.5 million in 2012 and 2011, respectively, as a result of decreases in projected revenues for certain brands.  For more information, see “Goodwill and Other Intangible Assets” in Notes to Consolidated Financial Statements.

Operating Income.  The resulting operating income for 2012 was $81.1 million, compared with $44.4 million for 2011, due to the factors described above.

Selected Preliminary Historical Balance Sheet Data
$MM (Preliminary and Unaudited)(1)
Year Ended December 31,	2012	2013

Assets
Selected Current Assets
Cash and Cash Equivalents	85	89
Accounts Receivable	258	229
Inventories, Primarily Finished Goods	287	303
Selected Current Assets	630	621
Property, Plant and Equipment, at Cost, Less Accumulated Depreciation and Amortization	165	144
Goodwill	3	–
Other Intangibles, Less Accumulated Amortization	405	398
Investment in Unconsolidated Affiliate	39	56
Notes Receivable	95	93
Selected Assets	1,337	1,312
Selected Liabilities and Equity
Selected Current Liabilities
Current Portion of Long-term Debt and Capital Lease Obligations	2	257
Accounts Payable	174	162
Accrued Employee Compensation and Benefits	28	28
Selected Current Liabilities	204	447
Long-term Debt	934	673
Obligations under Capital Leases	21	19
Selected Liabilities	1,159	1,139

Notes
1)
The preliminary financial information with respect to the RemainCo Business on a standalone basis after giving effect to the transactions has been prepared by, and is the responsibility of, the Sponsor and the Company’s management and does not represent a comprehensive statement of the financial results for the RemainCo Business or the Company. Such preliminary financial information has been derived from the Company’s internal books and records and the Company’s independent auditors have not completed their audit of such preliminary financial information and, as a result, such information is preliminary and subject to change (and such changes could be material). The estimates are subject to risks and uncertainties, many of which are not within the RemainCo Business’ control. In addition, such results do not purport to indicate the RemainCo Business’ results of operations for any future period beyond the year ended December 31, 2013. The RemainCo Business does not expect to disclose publicly whether or not this preliminary financial information has changed, or to update such results. The carveout financial information varies from, and is not directly comparable to the historical financial information of the Company on a consolidated basis and any such differences may be material. No representations or warranties are made with respect to the accuracy or completeness of the preliminary financial information. Accordingly, you should not place undue reliance on such financial information.

GAAP to Non-GAAP Reconciliation

Adjusted Net Revenue Reconciliation (1)
$MM
	(Preliminary and Unaudited)
	2011	2012	2013

RemainCo Business
Preliminary GAAP Net Revenues	2,191	2,197	2,239
Affiliated Company Transactions	(13)	(8)	(11)
Other Adjustments, Net (2)	2	(3)	(5)
Adjusted Net Revenues	2,180	2,186	2,223
Nine West Co.
Preliminary GAAP Net Revenues	1,413	1,448	1,410
Affiliated Company Transactions	(10)	(8)	(11)
Other Adjustments, Net (2)	0	(1)	(5)
Adjusted Net Revenues (3)	1,403	1,439	1,394
Jeanswear Co.
Preliminary GAAP Net Revenues	778	748	829
Affiliated Company Transactions	(3)	(1)	(1)
Other Adjustments, Net (2)	2	1	1
Adjusted Net Revenues	777	748	829

1)	This presentation contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. Adjusted Net Revenues, Adjusted Gross Profit, Adjusted Operating Income, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDAR, Adjusted Capital Expenditures, and Adjusted Rent Expense, and any ratios derived therefrom, are non-GAAP financial measures that exclude certain items such as asset impairments and restructuring activities in order to estimate the RemainCo Business’ financial results and financial position on a going forward basis. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for GAAP results.
2)	Relates to other costs not considered to be part of going forward operations, including concepts to be closed and/or rounding.
3)	Includes full-price retail net revenue of $131 million, $107 million, and $83 million in 2011, 2012, and 2013, respectively.

Adjusted Gross Profit Reconciliation (1)
$MM
	(Preliminary and Unaudited)
	2011	2012	2013
RemainCo Business
Preliminary GAAP Gross Profit	672	673	686
Affiliated Company Transactions	(10)	(8)	(11)
Other Adjustments, Net (2)	3	0	0
Adjusted Gross Profit	665	665	675

Adjusted EBITDA and Adjusted EBITDAR Reconciliation (1)
$MM
	(Preliminary and Unaudited)
	2011	2012	2013
RemainCo Business
Preliminary GAAP Operating Income	44	81	111
Affiliated Company Transactions	20	18	19
Impairments and Costs Related to Previously Announced Restructurings (2)	54	45	26
Other Adjustments, Net (3)	8	(2)	14
Preliminary Adjusted Operating Income	126	142	170
Depreciation and Amortization (4)	35	32	28
Preliminary Adjusted EBITDA	161	174	198
Pro Forma Adjustment (5)			38
Pro Forma Adjusted EBITDA			236
Adjusted Rent Expense (5)			40
Pro Forma Adjusted EBITDAR			276

1)
This presentation contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. Adjusted Net Revenues, Adjusted Gross Profit, Adjusted Operating Income, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDAR, Adjusted Capital Expenditures, and Adjusted Rent Expense, and any ratios derived therefrom, are non-GAAP financial measures that exclude certain items such as asset impairments and restructuring activities in order to estimate the RemainCo Business’ financial results and financial position on a going forward basis. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for GAAP results.

2)
Includes i) trademark and goodwill impairments; ii) costs associated with retail store restructuring; iii) costs associated with unused property; and iv) costs associated with non-retail store restructurings.

3)
Relates to other (income)/loss not considered to be part of going forward operations, including concepts to be closed and other corporate costs, including gain/loss from foreign currency translation, and/or rounding.

4)	Represents remaining depreciation and amortization not included in Preliminary Adjusted Operating Income.
5)	Includes savings contemplated by Sponsor, including store and brand closures or exits and corporate cost savings initiatives.

Adjusted Rent Expense Reconciliation (1)
(Preliminary and Unaudited) $MM
2013
RemainCo Business
Preliminary GAAP Rent Expense	63
Impact from Brands or Stores Planned to Be Sold or Closed	(14)
Gain/Loss on Unused Property	(4)
Other Rent (Sales-Based, Equipment, Storage)	(5)
Adjusted Rent Expense	40

Adjusted Capital Expenditures Reconciliation (1)
$MM
	(Preliminary and Unaudited)
	2011	2012	2013

RemainCo Business
Preliminary GAAP Capital Expenditures	36	43	33
Costs related to SAP Implementation	(17)	(7)	(6)
Impact from Brands or Stores Planned to Be Sold or Closed	(1)	(9)	(5)
Adjusted Capital Expenditures	18	27	22

1)
This presentation contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. Adjusted Net Revenues, Adjusted Gross Profit, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDAR, Adjusted Capital Expenditures, and Adjusted Rent Expense, and any ratios derived therefrom, are non-GAAP financial measures that exclude certain items such as asset impairments and restructuring activities in order to estimate the RemainCo Business’ financial results and financial position on a going forward basis. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for GAAP results.

In addition to the preliminary financial information set forth above, the Sponsor will disclose to prospective lenders on the date hereof the following other information:

•
Concurrently with the closing of the Merger, Parent intends to effect an internal reorganization to separate Jeanswear Co. and Nine West Co. from The Jones Group Inc.'s three other operating businesses, Jones Apparel, Stuart Weitzman and Kurt Geiger, and transfer those other businesses to separate controlled affiliates of Sycamore (collectively, the “carveout transactions”). Concurrently with the carveout transactions, the Company’s remaining public debt obligors will be merged into one surviving entity, which will be renamed Nine West Holdings, Inc. and will own the remaining Nine West Co. and Jeanswear Co. businesses.

•
Nine West Co. is the largest producer by value of women’s dress shoes, as well as a leading producer of women’s performance and sport / leisure shoes. It will represent the fifth-largest footwear company in the United States based on historic performance – selling over 40 million pairs of shoes per year through more than 4,500 wholesale doors globally, over 300 company-owned U.S. retail stores (70% outlet, 30% full price), and more than 1,200 licensed retail stores internationally. The Nine West brand is peer-leading with 87% brand awareness and 70% favorable opinion.  The Sponsor believes there is a large and steadily growing $19 billion U.S. women’s footwear market with the dress shoes category favoring the moderate price point in which Nine West Co. participates.

•
Jeanswear Co. is a high volume producer of jeanswear with approximately 88 million units shipped in 2013. Jeanswear Co. will represent the second largest player by volume in affordable (<$25) denim. Its singular focus allows it to generate significant economies of scale through an optimized global supply chain, which the Sponsor believes is difficult to replicate and creates barriers to entry at the $15-35 retail price point. The Gloria Vanderbilt brand is #2 in affordable jeanswear with 37 years of history, and the Nine West Brand has a high 87% brand awareness. The Sponsor believes there is a large and steadily growing $9 billion women’s denim market with volume skewed toward the lower price point segment in which Jeanswear Co. participates.

•
In 2013, wholesale customers accounted for 82% of the combined Nine West Co. and Jeanswear Co. Adjusted Net Revenues with 16% of Adjusted Net Revenues derived from retail and e-commerce and 2% from licensing.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Cautionary Statement Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed Merger, and all other statements made in this Current Report on Form 8-K that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, these forward-looking statements may be identified by the use of words such as “may”, “will”, “expect”, “plan”, “anticipate”, “believe”, or “project”, or the negative of those words or other comparable words.  Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and subject to applicable law to the contrary, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those suggested by the projected results in such forward-looking statements.  Such risks and uncertainties include, among others:  any conditions imposed on the parties in connection with the consummation of the transactions described herein; approval of the Merger by the Company’s shareholders (or the failure to obtain such approval); the Company’s ability to maintain relationships with customers, employees or suppliers following the announcement of the Merger Agreement and the transactions contemplated thereby; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the proposed transactions; the risk that the Merger and the other transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in the Company’s reports filed with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions.

The Company believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations.  Any or all of the Company’s forward-looking statements may turn out to be wrong.  They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company’s control.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by affiliates of the Sponsor.  In connection with the proposed Merger, the Company has filed a preliminary proxy statement and other related documents with the SEC.  The Company intends to file a definitive proxy statement with the SEC.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The Company’s shareholders will be able to obtain, without charge, a copy of the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents (when available) by directing a request by mail or telephone to The Jones Group Inc. Investor Relations at 1411 Broadway, New York, NY 10018, telephone number (212) 703-9819, or from the Company’s website, www.jonesgroupinc.com.

Certain Information Concerning Participants

The Company and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed Merger.  Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders, which was filed with the SEC on May 15, 2013.  Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger filed with the SEC.  Investors should read the definitive proxy statement carefully when it becomes available before making any voting or investment decisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES GROUP INC.,

Date: February 13, 2014
By:
/s/ Ira M. Dansky
Ira M. Dansky
Executive Vice President,
General Counsel and Secretary